UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2012

ZAZA ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35432	45-2986089
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 McKinney Street, Suite 3000 Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 595-1900

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 8, 2012, ZaZa Energy Corporation (“ZaZa” or the “Company”), along with ZaZa Energy, LLC (“ZaZa LLC”) and ZaZa Energy France S.A.S. (f/k/a Toreador Energy France S.A.S.) (“ZEF”), entered into a Heads of Agreement (“HoA”) with Hess Corporation (“Hess”) and Hess Oil France S.A.S. (“Hess France”) to set forth the framework for dividing among the parties the assets covered by (1) the “Eagle Ford Agreements” between Hess and ZaZa LLC, which include that certain Funding Agreement dated April 28, 2010, that certain Exploration and Development Agreement Hackberry Creek Project Area dated March 26, 2010, that certain Exploration and Development Agreement Eagleford Shale Area dated April 28, 2010, as amended, and the applicable joint operating agreements; and (2) the “French Agreements” between ZEF and Hess France, including that certain Investment Agreement dated May 10, 2010, as amended, and that certain Agreement dated July 21, 2011 with Vermillion REP, S.A.S.

The HoA generally provides that the ongoing obligations of the parties under the Eagle Ford Agreements and the French Agreements, including funding for additional leases, well carry or carry for expenses, will be terminated upon consummation of the transactions.  Under the HoA and subject to the completion of definitive documentation by June 30, 2012, or such later date as may be extended pursuant to the HoA, ZaZa will receive upon consummation of the transactions outlined in the HoA:

•                  $70 million in cash;

•                  Approximately 60,500 additional net acres in the Eagle Ford core area; and

•                  From five to 10 percent of any net sales proceeds in excess of $1 billion if Hess sells any of its retained working interest in the Cotulla Prospect Area by May 1, 2013.

Upon consummation of the transactions outlined in the HoA, ZaZa’s net acreage holdings in the Eagle Ford core will increase from a total of 11,500 acres to approximately 72,000 acres.  The acreage by area comprises approximately 1,970 acres in the Cotulla Prospect Area in the proved, productive region of southern Frio County, 23,120 acres in the Hackberry Prospect Area (Lavaca and Colorado Counties), 10,810 acres in the Moulton Prospect Area (Fayette, Gonzalez and Lavaca Counties) and 35,650 acres in the Sweet Home Prospect Area (DeWitt and Lavaca Counties).  As part of the HoA, ZaZa also will transfer its 50% working interest in the Paris Basin exploration licenses as provided for in the Investment Agreement between Hess France and ZEF and retain a 5% cost-free revenue interest in such licenses, in which the total proceeds relating thereto to ZaZa are capped at $130 million.

Under the HoA and subject to the completion of definitive documentation, Hess will receive:

•                  Approximately 4,490 net acres in LaSalle, Frio, Zavala, and Dimmit Counties (the “Cotulla Prospect Area”);

•                  a 2% overriding royalty interest (“ORRI”) on the Moulton Prospect Area and a 1% ORRI in the Hackberry and Sweet Home Prospect Areas; and

•                  all rights and title to the exploration permits and pending permits in France (ZaZa retains all current production in France from its operating concessions).

The HoA is non-binding and subject to definitive documentation. There is no guarantee that the transactions contemplated by the HoA will be completed timely or completed at all.  If the definitive documentation is not completed, either party may terminate the HoA and enforce its rights under the Eagle Ford Agreements and the French Agreements including submission of claims to arbitration.

In connection with the execution of the HoA, ZaZa LLC and Hess entered into an amendment to the Exploration and Development Agreement Eagleford Shale Area dated April 28, 2010, as amended, and the applicable joint operating agreements, to eliminate Hess’s obligation to carry the cost of wells under those agreements in the Cotulla Prospect Area, in exchange for a cash payment by Hess to ZaZa LLC of $15 million.  This $15 million was paid to ZaZa on June 8, 2012.  ZaZa LLC has the right under the amendment to reinstate Hess’s well-carry obligations at any time prior to September 28, 2012, so long as the Exploration and Development Agreement is still in effect, by paying Hess $15 million.

Also on June 8, 2012, ZaZa entered into an amendment and waiver (the “SPA Amendment and Waiver”) to the Securities Purchase Agreement dated February 21, 2012 (the “SPA”), relating to our 8% senior secured notes due 2017 (the “Senior Notes”).  The SPA Amendment and Waiver:

•                  permits certain intercompany loans;

•                  requires the consent of the holders of a majority of the Senior Notes to any amendment or termination of the Eagle Ford Agreements or the French Agreements and to dispositions of oil and gas properties; and

•                  waives all existing defaults arising under the SPA, including the Company’s failure to timely provide financial statements with an unqualified opinion to the holders of the Senior Notes.

The SPA Amendment and Waiver is subject to certain conditions, including providing December 31, 2011 annual and March 31, 2012 quarterly financial statements by June 29, 2012 and finalizing and executing definitive documentation related to the HoA by July 31, 2012.

The holders of the Senior Notes also have agreed to consent to the termination of the Eagle Ford Agreements and the French Agreements and the division of assets contemplated by the HoA if the Company pays down the outstanding principal amount of the Senior Notes by $33.0 million and pays a $3.5 million associated fee.  This pay down will be offered to each note holder on a pro-rata basis and occur simultaneous with the closing of the transaction with Hess. The holders of the Senior Notes also are requiring the following amendments to the SPA as a condition of the consent, which amendments will be entered into no later than the consummation of the transactions outlined in the HOA:

(a)               consent rights for the holders of a majority of the Senior Notes on all transactions involving oil and gas properties, with certain carveouts and requirements to apply a portion of net sales proceeds to pay down the Senior Notes, until such time as the Senior Notes have an outstanding principal amount of $25 million;

(b)               a provision that if the Senior Notes have not been paid down to $35 million by their one-year anniversary (February 21, 2013) the interest rate will increase from 8% to 10% per annum;

(c)                a limit on additional debt incurrence of ZaZa to $50 million in reserve-based lending; and

(d)               a requirement that the Company engage an investment banker to assist the Company in securing a joint venture partner or partners for its Eagle Ford and Woodbine/Eaglebine assets, as well as to evaluate other strategic opportunities available to the Company.

The parties also entered into an Amended and Restated Subordination Agreement with Todd Brooks, a director and President of the Company, John Hearn, a director and Executive Director - Geoscience of the Company, Gaston Kearby, a director of the Company, Omega Energy, LLC, Blackstone Oil & Gas, LLC, and Lara Energy, Inc., entities controlled by Messrs. Brooks, Hearn and Kearby, specifying that payments may not be made by the Company under the relevant subordinated promissory notes until after the consummation of the transactions outlined in the HoA and the related $33.0 million pay down of the principal amount of the Senior Notes.

Item 8.01 Other Events.

The Company issued a press release on June 11, 2012 disclosing the execution of the HoA, its agreements with the holders of the Senior Notes and the engagement of Jefferies & Company, Inc. as a financial advisor to identify potential joint venture partners. A copy of such press release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press release dated June 11, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAZA ENERGY CORPORATION

Date: June 11, 2012	By:	/s/ Craig M. McKenzie
	Name:	Craig M. McKenzie
	Title:	Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release dated June 11, 2012.